Exhibit 10.15

DATED	2015

(1) FAUNUS GROUP INTERNATIONAL, INC.

as FGI

- and -

(2) THOSE COMPANIES LISTED HEREIN

as Security Obligors

COMPOSITE GUARANTEE AND

DEBENTURE

CONTENTS

DEFINITIONS AND INTERPRETATION	1
GUARANTEE AND INDEMNITY	5
COVENANT TO PAY	6
GRANT OF SECURITY	6
FIXED SECURITY	7
FLOATING CHARGE	9
CONVERSION OF FLOATING CHARGE	9
CONTINUING SECURITY	10
LIABILITY OF SECURITY OBLIGORS RELATING TO SECURITY ASSETS	11
ACCOUNTS	11
REPRESENTATIONS	11
UNDERTAKINGS BY THE SECURITY OBLIGOR	12
POWER TO REMEDY	18
WHEN SECURITY BECOMES ENFORCEABLE	18
ENFORCEMENT OF SECURITY	19
RECEIVER	20
POWERS OF RECEIVER	21
APPLICATION OF PROCEEDS	23
SET-OFF	23
DELEGATION	24
FURTHER ASSURANCES	24
POWER OF ATTORNEY	25
PAYMENTS	25
STAMP DUTY	25
COSTS AND EXPENSES	26
CURRENCIES	26
INDEMNITY	27
MISCELLANEOUS	27
RIGHT OF APPROPRIATION	28
NOTICES	29
PARTIAL INVALIDITY	30
RELEASE	30
COUNTERPARTS	30
GOVERNING LAW	30
JURISDICTION OF ENGLISH COURTS	31

THIS DEBENTURE is made on	2015

BETWEEN

(1)	FAUNUS GROUP INTERNATIONAL, INC. a Delaware corporation, whose office is at 80 Broad Street, 22nd Floor, New York, NY 10004 (“FGI”); and

(2)	THE COMPANIES LISTED IN SCHEDULE 1 (SECURITY OBLIGORS) to this Deed (the “Security Obligors”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

(a)

terms defined in, or construed for the purposes of, the Master Facilities Agreement (as defined below) have the same meanings when used in this Deed (unless the same are otherwise defined in this Deed); and

(b)	the following terms have the following meanings:

“Act” means the Law of Property Act 1925;

“Assigned Assets” means the Security Assets expressed to be assigned pursuant to clause 5.2 (Security assignments);

“Charged Investments” means the Charged Securities and all present and future Securities Rights accruing to all or any of the Charged Securities;

“Charged Securities” means the Securities specified in part 3 of schedule 3 (Details of Security Assets);

“Default” has the meaning given to “Event of Default” in the Master Facilities Agreement;

“Default Rate” means the rate at which the Discount is charged under the Master Facilities Agreement plus 2%;

“Insurances” means all policies of insurance (and all cover notes) which are at any time held by, or written in favour of, a Security Obligor or in which a Security Obligor from time to time has an interest;

“Intellectual Property” means all present and future Intellectual Property Rights;

“Intellectual Property Rights” means

(a)

any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of the relevant Security Obligor;

“Inventory” means raw materials, work in progress and finished goods, being the stock-in-trade of the Security Obligors;

“Inventory Insurances” means those policies of insurance (if any) specified in part 5 of schedule 3 (Details of Security Assets) and any other policies of insurance which may replace those policies of insurance;

“Master Facilities Agreement” means the master facilities agreement dated the same date as this Deed and made between (1) FGI and (2) the company listed therein as Client, pursuant to which FGI has agreed to make certain accounts receivables facilities available to the Client;

“Non-Vesting Receivables” means any Receivable purportedly assigned to FGI pursuant to the Master Facilities Agreement but which does not, for any reason, vest absolutely and effectively in FGI;

“Other Proceeds” means all and any monies paid to a Trust Account which are not the proceeds of Receivables;

“Other Receivables” means, save for Receivables, all present and future book debts and other debts, rentals, royalties, fees, VAT and monetary claims and all other amounts at any time recoverable or receivable by, or due or owing to, any Security Obligor (whether actual or contingent and whether arising under contract or in any other manner whatsoever) together with:

(a)

the benefit of all rights, guarantees, Security Interests and remedies relating to any of the foregoing (including, without limitation, negotiable instruments, indemnities, reservations of property rights, rights of tracing and unpaid vendor’s liens and similar associated rights); and

(b)	all proceeds of any of the foregoing;

“P&M” means all plant, machinery, other capital equipment (excluding Inventory) owned by a Security Obligor from time to time wherever located and all spare parts, replacements, modifications and additions for or to the same and any manuals, logbooks or registration documents relating thereto;

“P&M Insurances” means those policies of insurance (if any) specified in part 6 of schedule 3 (Details of Security Assets) and any other policies of insurance which may replace those policies of insurance;

“Party”means a party to this Deed;

“Real Property” means all estates and interests in freehold, leasehold and other immovable property (wherever situated) now or in future belonging to a

Security Obligor, or in which that Security Obligor has an interest at any time, together with:

(a)	all buildings and fixtures (including trade fixtures) and fixed P&M at any time thereon;

(b)	all easements, rights and agreements in respect thereof; and

(c)	the benefit of all covenants given thereof;

“Real Property Insurances” means those policies of insurance (if any) specified in part 7 of schedule 3 (Details of Security Assets) and any other policies of insurance which may replace those policies of insurance;

“Receiver” means any receiver or receiver and manager appointed by FGI under this Deed;

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or alone or in any other capacity whatsoever) of any member of the Group to FGI (including but not limited to all monies covenanted to be paid under this Deed).

“Securities” means all stocks, shares, debentures, bonds, warrants, coupons, negotiable instruments, certificates of deposit or other securities or “investments” (as defined in part II of schedule II to the Financial Services and Markets Act 2000 as in force at the date of this Deed) now or in future owned (legally or beneficially) by a Security Obligor, held by a nominee on its behalf or in which the relevant Security Obligor has an interest at any time;

“Securities Rights” means:

(a)	all dividends, distributions and other income paid or payable on the relevant Securities or Charged Securities or on any asset referred to in paragraph (b) of this definition;

(b)

all rights, monies or property accruing or offered at any time in relation to such Securities or Charged Securities whether by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

“Security” means the Security Interests created by or pursuant to this Deed;

“Security Assets” means all property and assets from time to time mortgaged, charged or assigned (or expressed to be mortgaged, charged or assigned) by or pursuant to this Deed;

“Security Period” means the period beginning on the date of this Deed and ending on the date on which:

(a)	all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full;

(b)	the Master Facilities Agreement has been terminated according to its terms; and

(c)	FGI has no further commitment, obligation or liability under or pursuant to the Finance Documents;

“Specified P&M” means the P&M (if any) specified in part 2 of schedule 3 (Details of Security Assets);

“Specified Real Property” means the estates and interests in freehold, leasehold and other immovable property (if any) specified in part 1 of schedule 3 (Details of Security Assets), together with:

(a)	all buildings and fixtures (including trade fixtures) and fixed P&M at any time thereon;

(b)	all easements, rights and agreements in respect thereof; and

(c)	the benefit of all covenants given in respect thereof; and

“Spot Rate of Exchange” means FGI’s spot rate of exchange for the purchase of the relevant currency with US Dollars in the New York foreign exchange market at or about 11am on a particular day.

1.2	Interpretation

(a)	Unless a contrary indication appears, any reference in this Deed to:

(i)	a “Client”, a “Security Obligor” or “FGI” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)

“this Deed”, the “Master Facilities Agreement”, any other “Finance Document” or any other agreement or instrument shall be construed as a reference to this Deed, the Master Facilities Agreement, such other Finance Document or such other agreement or instrument as varied, amended, supplemented, extended, restated, novated and/or replaced in any manner from time to time (however fundamentally and even if any of the same increases the obligations of any member of the Group or provides for further advances);

(iii)	“assets” includes any present and future properties, revenues and rights of every description and includes uncalled capital;

(iv)

An Event of Default that is “continuing” shall be construed as meaning an Event of Default that has not been waived in writing by FGI, to the satisfaction of FGI and any waiver given by FGI shall only apply to the specific occurrence of the specific event referred to in such waiver;

(v)	“including” or “includes” means including or includes without limitation;

(vi)	“Secured Obligations” includes obligations and liabilities which would be treated as such but for the liquidation or dissolution of or similar event affecting any member of the Group;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	the singular includes the plural and vice versa.

(b)

References to clauses, paragraphs and schedules are to be construed, unless otherwise stated, as references to clauses, paragraphs and schedules of and to this Deed and references to this Deed include its schedules.

(c)	Clause and schedule headings are for convenience only and shall not affect the construction of this Deed.

(d)	Each undertaking of any Security Obligor contained in this Deed must be complied with at all times during the Security Period.

(e)

The terms of the other Finance Documents and of any side letters between any of the parties thereto in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any disposition of the property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(f)

If FGI reasonably considers that an amount paid by any Security Obligor to FGI under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the Security Obligor, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	The Security Obligor agrees to be bound by this Deed notwithstanding that any other Security Obligor which was intended to sign or be bound by this Deed did not so sign or is not bound by this Deed.

(h)	The Parties intend that this document shall take effect as a deed notwithstanding the fact that a Party may only execute this document under hand.

1.3	Third party rights

A person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

2.	GUARANTEE AND INDEMNITY

2.1	Guarantee and indemnity

Each Security Obligor irrevocably and unconditionally:

(a)	guarantees in favour of FGI punctual performance by each member of the Group of all its obligations under the Finance Documents;

(b)

undertakes in favour of FGI that whenever a member of the Group does not pay any amount when due under, or in connection with, any Finance Document, the Security Obligors shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

indemnifies FGI immediately on demand against any cost, loss or liability suffered by FGI, if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which FGI would otherwise have been entitled to recover.

2.2	Limitation of guarantee

Notwithstanding anything contained herein to the contrary, the obligations of the undersigned at any time shall be limited to the maximum amount owed to FGI pursuant to the Finance Documents.

3.	COVENANT TO PAY

3.1	Covenant to pay

Each Security Obligor covenants in favour of FGI that it will pay and discharge the Secured Obligations from time to time when they fall due.

3.2	Default interest

(a)

Any amount which is not paid under this Deed when due shall bear interest (both before and after judgment and payable on demand) from the due date until the date on which such amount is unconditionally and irrevocably paid and discharged in full on a daily basis at the rate and in the manner agreed in the Finance Document under which such amount is payable and, in the absence of such agreement, at the Default Rate from time to time.

(b)	Default interest will accrue from day to day and will be compounded at such intervals as FGI states are appropriate.

4.	GRANT OF SECURITY

4.1	Nature of security

All Security Interests and dispositions created or made by or pursuant to this Deed are created or made:

(a)	in favour of FGI;

(b)	with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994; and

(c)	as continuing security for payment of the Secured Obligations.

4.2	Qualifying floating charge

Paragraph 14 of schedule B1 to the Insolvency Act 1986 applies to any floating charge created by or pursuant to this Deed (and each such floating charge is a qualifying floating charge for the purposes of the Insolvency Act 1986).

5.	FIXED SECURITY

5.1	Fixed charges

Each Security Obligor charges and agrees to charge all of its present and future right, title and interest in and to the following assets which are at any time owned by it, or in which it from time to time has an interest:

(a)	by way of first legal mortgage the Specified Real Property;

(b)	by way of first fixed charge:

(i)	all Real Property and all interests in Real Property not charged by clause 5.1(a);

(ii)	all licences to enter upon or use land and the benefit of all other agreements relating to land; and

(iii)	the proceeds of sale of all Real Property other than Specified Real Property;

(c)	by way of first fixed charge all Specified P&M;

(d)	by way of first fixed charge the benefit of all contracts, licences and warranties relating to the Specified P&M;

(e)	by way of first fixed charge all P&M (not charged by clauses 5.1(a), 5.1(b) or 5.1(c)) and the benefit of all contracts, licences and warranties relating to the same;

(f)	by way of first fixed charge:

(i)	all computers, vehicles, office equipment and other equipment (not charged by clause 5.1(c)); and

(ii)	the benefit of all contracts, licences and warranties relating to the same,

other than any which are for the time being part of the relevant Security Obligor’s Inventory;

(g)	by way of first fixed charge the Charged Securities;

(h)	by way of first fixed charge all Securities Rights from time to time accruing to the Charged Securities;

(i)	by way of first fixed charge all rights which a Security Obligor may have at any time against any clearance or settlement system or any custodian in respect of any Charged Securities;

(j)	by way of first fixed charge all Securities (not charged by clause 5.1(g)),

(k)

by way of first fixed charge (A) all Securities Rights from time to time accruing to those Securities and (B) all rights which a Security Obligor may have at any time against any clearance or settlement system or any custodian in respect of any Securities;

(l)	in respect of the Client only, by way of first fixed charge all Non-Vesting Receivables and their proceeds now or in the future owing to the Client;

(m)	in respect of the Client only, by way of first fixed charge all Related Rights relating to any Non-Vesting Receivables;

(n)	in respect of the Client only, by way of first fixed charge all Other Proceeds;

(o)	by way of first fixed charge the Intellectual Property (if any) specified in part 4 of schedule 3 (Details of Security Assets);

(p)	by way of first fixed charge all Intellectual Property (if any) not charged by clause 5.1(o);

(q)	to the extent that any Assigned Asset is not effectively assigned under clause 5.2 (Security assignments), by way of first fixed charge, such Assigned Asset;

(r)	by way of first fixed charge (to the extent not otherwise charged or assigned in this Deed):

(i)	the benefit of all licences, consents, agreements and authorisations held or used in connection with the business of each Security Obligor or the use of any of its assets; and

(ii)	any letter of credit issued in favour of a Security Obligor and all bills of exchange and other negotiable instruments held by it; and

(s)	by way of first fixed charge all of the goodwill and uncalled capital of each Security Obligor.

5.2	Security assignments

Each Security Obligor assigns and agrees to assign absolutely (subject to a proviso for reassignment on redemption) all its present and future right, title and interest in and to:

(a)	the proceeds of the sale of any Specified Real Property;

(b)	the proceeds of the sale of any Specified P&M;

(c)	the proceeds of the sale of any Charged Securities;

(d)	the proceeds of the sale of any Intellectual Property specified in part 4 of schedule 3 (Details of Security Assets);

(e)	the Inventory Insurances, all claims under the Inventory Insurances and the proceeds of the Inventory Insurances;

(f)	the P&M Insurances, all claims under the P&M Insurances and the proceeds of the P&M Insurances;

(g)	the Real Property Insurances, all claims under the Real Property Insurances and the proceeds of the Real Property Insurances;

(h)	the Insurances, all claims under the Insurances and all proceeds of the Insurances; and

(i)	Other Receivables (not assigned under clauses 5.2(a) to 5.2(h) (inclusive) above).

To the extent that any Assigned Asset described in clauses 5.2(a) to 5.2(i) inclusive is not assignable, the assignment which that clause purports to effect shall operate as an assignment of all present and future rights and claims of the relevant Security Obligor to any proceeds of an Assigned Asset.

5.3	Assigned Assets

FGI is not obliged to take any steps necessary to preserve any Assigned Asset, or to make any enquiries as to the nature or sufficiency of any payment received by it pursuant to this Deed.

6.	FLOATING CHARGE

Each Security Obligor charges and agrees to charge by way of first floating charge all of its present and future:

(a)

assets and undertakings (wherever located) which are not effectively charged by way of first fixed mortgage or charge or assigned pursuant to clause 5.1 (Fixed charges), clause 5.2 (Security assignments) or any other provision of this Deed; and

(b)	(whether or not effectively so charged or assigned) heritable property and all other property and assets in Scotland.

7.	CONVERSION OF FLOATING CHARGE

7.1	Conversion by notice

FGI may, by written notice to a Security Obligor, convert the floating charge created under this Deed into a fixed charge as regards all or any of the assets of that Security Obligor specified in the notice if:

(a)	An Event of Default has occurred and is continuing; or

(b)

FGI (acting reasonably) considers any Security Assets (whether or not those specified in the notice) to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

7.2	Automatic conversion

The floating charge created under this Deed shall (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge:

(a)	in relation to any Security Asset which is subject to a floating charge if:

(i)	a Security Obligor creates (or attempts or purports to create) any Security Interest on or over the relevant Security Asset without the prior written consent of FGI; or

(ii)	any third party levies or attempts to levy any distress, execution, attachment or other legal process against any such Security Asset; and

(b)

over all Security Assets of a Security Obligor which are subject to a floating charge if an administrator is appointed in respect of the relevant Security Obligor or FGI receives notice of intention to appoint such an administrator.

7.3	Partial conversion

The giving of a notice by FGI pursuant to clause 7.1 (Conversion by notice) in relation to any class of assets of a Security Obligor shall not be construed as a waiver or abandonment of the rights of FGI to serve similar notices in respect of any other class of assets or of any other right of FGI.

8.	CONTINUING SECURITY

8.1	Continuing security

The Security is continuing and will extend to the ultimate balance of the Secured Obligations regardless of any intermediate payment or discharge in whole or in part. This Deed shall remain in full force and effect as a continuing security for the duration of the Security Period.

8.2	Additional and separate security

This Deed is in addition to, without prejudice to, and shall not merge with, any other right, remedy, guarantee or Security Interest which FGI may at any time hold for any Secured Obligation.

8.3	Right to enforce

This Deed may be enforced against each Security Obligor without FGI first having recourse to any other right, remedy, guarantee or Security Interest held by or available to it.

9.	LIABILITY OF SECURITY OBLIGORS RELATING TO SECURITY ASSETS

Notwithstanding anything contained in this Deed or implied to the contrary, each Security Obligor remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets. FGI is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of any such condition or obligation.

10.	ACCOUNTS

No monies at any time standing to the credit of any account (of any type and however designated) of a Security Obligor with FGI or in which that Security Obligor has an interest (and no rights and benefits relating thereto) shall be capable of being assigned to any third party.

11.	REPRESENTATIONS

11.1	General

Each Security Obligor makes the representations and warranties set out in this clause 11 to FGI.

11.2	No Security Interests

Its Security Assets are, or when acquired will be, beneficially owned by that Security Obligor free from any Security Interest other than:

(a)	as created by this Deed; and

(b)	as permitted by the Master Facilities Agreement.

11.3	No avoidance

This Deed creates the Security Interests which it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of a Security Obligor or otherwise.

11.4	Ownership of Security Assets

Each Security Obligor is the sole legal and beneficial owner of all the Security Assets identified against its name in schedule 3 (Details of Security Assets) except in respect of those Charged Securities (if any) which are held by a nominee for a Security Obligor, in which case the relevant Security Obligor is the beneficial owner only of such Charged Securities.

11.5	No proceedings pending or threatened

Each Security Obligor hereby gives the representation set out at paragraph 6(h) (General Warranties and Representations) of the Master Facilities Agreement as if the same were set out in this Deed, save that the reference to the Client is a reference to the relevant Security Obligor.

11.6	Charged Securities

(a)	All Securities (including any Charged Securities) are fully paid.

(b)

If any Charged Securities are listed in part 3 of schedule 3 (Details of Security Assets) those Charged Securities constitute the entire share capital owned by the relevant Security Obligor in the relevant company.

11.7	Time when representations made

(a)

All the representations and warranties in this clause 11 are made by each Security Obligor on the date of this Deed and are also deemed to be made by each Security Obligor on the date of each Notification.

(b)

Each representation or warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

12.	UNDERTAKINGS BY THE SECURITY OBLIGOR

12.1	Master Facilities Agreement

On the Commencement Date, and until the end of the Security Period, each Security Obligor hereby:

(a)

gives the warranties and representations set out at paragraphs 6(a) to 6(f) inclusive, 6(h) to 6(k) inclusive, 6(n) and 6(p) (General Warranties and Representations) of the Master Facilities Agreement;

(b)	gives the covenants set out at paragraph 7 (General Covenants) of the Master Facilities Agreement; and

as if the same were set out in this Deed mutatis mutandis and references in those paragraphs to the “Client” are deemed to be references to the relevant Security Obligor and references to “this Deed” are deemed to be references to this Deed.

12.2	Restrictions on dealing

No Security Obligor shall do or agree to do any of the following without the prior written consent of FGI:

(a)	create or permit to subsist any Security Interest on any Security Assets except a Security Interest which is permitted by the Master Facilities Agreement;

(b)	incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;

(c)

sell, transfer, lease, lend or otherwise dispose of (whether by a single transaction or a number of transactions and whether related or not) the whole or any part of its interest in any Security Asset except for the sale at full market value of stock in trade in the usual course of trading as conducted by the relevant Security Obligor at the Commencement Date or of obsolete P&M where such P&M is replaced with P&M of equivalent or higher value.

12.3	Security Assets generally

Each Security Obligor shall:

(a)	permit FGI (or its designated representatives), on reasonable written notice:

(i)	access during normal office hours to any documents and records relating to the Security Assets; and

(ii)	to inspect, take extracts from, and make photocopies of, the same,

and to provide (at the expense of the Client), such clerical and other assistance which FGI may reasonably require to do this;

(b)	notify FGI of every notice, order, application, requirement or proposal given or made by any competent authority:

(i)	in relation to any Security Asset specified in schedule 3 (Details of Security Assets), immediately upon receipt; and

(ii)

within 14 days of receipt of every notice, order, application, requirement or proposal given or made in relation to any Security Assets other than Security Asset specified in schedule 3 (Details of Security Assets)

and (if required by FGI) immediately provide it with a copy of the same and either (A) comply with such notice, order, application, requirement or proposal or (B) make such objections to the same as FGI may require or approve PROVIDED ALWAYS that notices in respect of limb (a) of the definition of Securities Rights shall be dealt with in accordance with clause 12.3(b)(i) above following the exercise by FGI of its rights in accordance with clause 12.7(b)(Rights in respect of Charged Securities and Securities Rights);

(c)	duly and punctually pay all rates, rents, Taxes, and other outgoings owed by it in respect of the Security Assets; and

(d)	in addition to any provisions of the Master Facilities Agreement or this Deed relating to specific Security Assets:

(i)

comply in all material respects with all obligations in relation to the Security Assets under any present or future law, regulation, order or instrument or under any bye-laws, regulations or requirements of any competent authority or other approvals, licences or consents;

(ii)	comply with all material covenants and obligations affecting the Security Assets (or their manner of use);

(iii)	not, except with the prior written consent of FGI, enter into any onerous or restrictive obligation affecting any Security Asset;

(iv)	provide FGI with all information which it may reasonably request in relation to the Security Assets; and

(v)

not do, cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value or marketability of any Security Asset (or make any omission which has such an effect).

12.4	Specified P&M

Each Security Obligor undertakes that it is the owner, with full title guarantee, of the Specified P&M listed by its name in schedule 3 (Details of Security Assets).

12.5	Specified Real Property

Each Security Obligor undertakes that it is the owner, with full title guarantee, of the Specified Real Property listed by its name in schedule 3 (Details of Security Assets).

12.6	Charged Securities

(a)

In relation to any Charged Securities, each Security Obligor shall, immediately upon execution of this Deed or (if later), as soon as is practicable after its acquisition of any such Charged Securities in certificated form, by way of security for the Secured Obligations:

(i)	deposit with FGI or, as FGI may direct, all certificates and other documents of title or evidence of ownership to such Charged Securities and their Securities Rights; and

(ii)

execute and deliver to FGI pre-stamped instruments of transfer in respect of such Charged Securities (executed in blank and left undated) and/or such other documents as FGI shall require to enable it (or its nominees) to be registered as the owner of or otherwise to acquire a legal title to such Charged Securities and their Securities Rights (or to pass legal title to any purchaser).

(b)	In relation to any Charged Securities, each Security Obligor shall:

(i)

promptly give notice to any custodian of any agreement with the relevant Security Obligor in respect of any such Charged Securities and all present and future Securities Rights accruing to all or any of such Charged Securities, in a form FGI may require; and

(ii)	use its reasonable endeavours to ensure that the custodian acknowledges that notice in a form FGI may require.

(c)

Without prejudice to the rest of this clause 12.6, FGI may, at the expense of the relevant Security Obligor, take whatever action is required for the dematerialisation or rematerialisation of any Charged Securities and all present and future Securities Rights accruing to all or any of such Charged Securities.

(d)

Each Security Obligor shall promptly pay all calls or other payments which may become due in respect of Charged Securities and all present and future Securities Rights accruing to all or any of such Charged Securities.

(e)

Each Security Obligor shall immediately upon a request from FGI comply with the provisions of this clause 12.6 in relation to any Securities other than the Charged Securities and their Securities Rights.

12.7	Rights in respect of Securities, Charged Securities and Securities Rights

(a)	Until an Event of Default occurs, each Security Obligor shall be entitled to:

(i)	receive and retain all dividends, distributions and other monies paid on or derived from its Securities and its Charged Securities; and

(ii)

exercise all voting and other rights and powers attaching to its Securities and its Charged Securities, provided that it must not do so in a manner which (A) has the effect of changing the terms of the Securities or the Charged Securities (or any class of them) or of any Securities Rights or (B) which is prejudicial to the interests of FGI.

(b)

At any time following the occurrence of an Event of Default which is continuing, FGI may complete the instrument(s) of transfer for all or any Securities or Charged Securities on behalf of the relevant Security Obligor in favour of itself or such other person as it may select.

(c)	At any time when any Securities or Charged Securities are registered in the name of FGI or its nominee, FGI shall be under no duty to:

(i)	ensure that any dividends, distributions or other monies payable in respect of such Securities or Charged Securities are duly and promptly paid or received by it or its nominee; or

(ii)	verify that the correct amounts are paid or received; or

(iii)	take any action in connection with the taking up of any (or any offer of any) Securities Rights in respect of or in substitution for any such Securities or Charged Securities.

12.8	Dealings with and realisation of Non-Vesting Receivables and Other Proceeds

(a)	The Client shall only deal with Non-Vesting Receivables and the proceeds thereof and the Related Rights thereto in accordance with the Master Facilities Agreement.

(b)

The Client agrees that the Other Proceeds shall be dealt with as if they were the proceeds of Receivables assigned or purportedly assigned to FGI in accordance with the terms of the Master Facilities Agreement.

12.9	Intellectual Property

Unless FGI is of the opinion that the relevant Intellectual Property is of minor importance to the Group each Security Obligor shall:

(a)

do all acts as are reasonably practicable to maintain, protect and safeguard (including, without limitation, registration with all relevant authorities) its Intellectual Property and not discontinue the use of any of its Intellectual Property; and

(b)

take all such reasonable steps, including the commencement of legal proceedings, as may be necessary to safeguard and maintain the validity, reputation, integrity, registration or subsistence of its Intellectual Property.

12.10	Proceeds of the sale of certain Charged Securities, Specified P&M, Real Property and Intellectual Property

Each Security Obligor undertakes to deal with the proceeds of sale of the Security Assets referred to at clauses 5.2(a) to (d) inclusive in accordance with the terms of the Master Facilities Agreement or otherwise, in accordance with the terms of any consent issued by FGI to a Security Obligor in relation to any such Security Asset.

12.11	Insurance

(a)	In relation to any Insurance, the Security Obligor shall at all times:

(i)

effect and maintain insurances at its own expense with insurers previously approved by FGI in writing providing cover against all risks which are normally insured against by other prudent companies owning or possessing similar assets and carrying on similar businesses and be in such amounts as would in the circumstances be prudent for such companies and shall include, an entitlement to receive the full replacement value from time to time of any Security Assets destroyed or otherwise becoming a total loss and have FGI as co-insured and sole first loss payee;

(ii)	ensure that the Insurance is on such terms and contains such clauses as FGI may reasonably require and in particular, but without limitation, on terms that the relevant insurer will inform FGI:

(A)	of any cancellation, alteration, termination or expiry of any Insurance at least 30 days before it is due to take effect;

(B)	of any default in the payment of any premium or failure to renew the Insurance at least 30 days before the renewal date;

(C)	of any act, omission or event of which the insurer has knowledge which may make any Insurance void, voidable or unenforceable (in whole or in part).

(iii)	promptly pay all premiums relating to the Insurances;

(iv)	supply to FGI immediately upon issue copies of each Insurance policy document, together with the current premium receipts relating to it;

(v)	not do or permit to be done or omit to do anything which may render any Insurance void, voidable or unenforceable (in whole or in part) and will not vary, amend or terminate any Insurance policy.

(b)

If at any time the Security Obligor defaults in effecting or keeping up the Insurances, or in producing any Insurance policy or premium receipt to FGI on demand, FGI may take out or renew such policies of insurance in any sum which FGI may reasonably think expedient. All monies which are expended by FGI in doing so shall be deemed to be properly paid by FGI and shall be reimbursed by the Security Obligor on demand together with interest at the Default Rate.

(c)	In relation to the proceeds of Insurances:

(i)	the Security Obligor will notify FGI if any claim arises or may be made under the Insurances;

(ii)	unless FGI provides its prior written consent to the contrary, FGI shall have the sole right to settle or sue for any such claim and give any discharge for insurance monies; and

(iii)	all claims and monies received or receivable under any Insurances must be applied in replacing or restoring the

Security Asset damaged or destroyed or (after the occurrence of an Event of Default which is continuing) in repayment of outstanding Prepayments in such order as FGI sees fit.

13.	POWER TO REMEDY

13.1	Power to remedy

If at any time a Security Obligor does not comply with any of its obligations under this Deed, FGI (without prejudice to any other rights arising as a consequence of such non-compliance) shall be entitled (but not bound) to rectify that default. The relevant Security Obligor irrevocably authorises FGI and its employees and agents by way of security to do all things (including entering the property of the Security Obligor) which are necessary or desirable to rectify that default.

13.2	Mortgagee in possession

The exercise of the powers of FGI under this clause 13 shall not render it liable as a mortgagee in possession.

13.3	Monies expended

The relevant Security Obligor shall pay to FGI on demand any monies which are expended by FGI in exercising its powers under this clause 13, together with interest at the Default Rate from the date on which those monies were expended by FGI (both before and after judgment) and otherwise in accordance with clause 3.2 (Default interest).

14.	WHEN SECURITY BECOMES ENFORCEABLE

14.1	When enforceable

This Security shall become immediately enforceable upon the occurrence of an Event of Default and shall remain so for so long as such Event of Default is continuing.

14.2	Statutory powers

The power of sale and other powers conferred by section 101 of the Act (as amended or extended by this Deed) shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and for so long as such Event of Default is continuing.

14.3	Enforcement

After this Security has become enforceable, FGI may in its absolute discretion enforce all or any part of the Security in such manner as it sees fit.

15.	ENFORCEMENT OF SECURITY

15.1	General

For the purposes of all powers implied by statute, the Secured Obligations are deemed to have become due and payable on the date of this Deed. Sections 93 and 103 of the Act shall not apply to the Security. The statutory powers of leasing conferred on FGI are extended so as to authorise FGI to lease, make agreements for leases, accept surrenders of leases and grant options as FGI may think fit and without the need to comply with section 99 or 100 of the Act.

15.2	Powers of FGI

At any time after the Security becomes enforceable, FGI may without further notice (unless required by law):

(a)

(or if so requested by a Security Obligor by written notice at any time may) appoint any person or persons to be a receiver or receiver and manager of all or any part of the Security Assets and/or of the income of the Security Assets; and/or

(b)	appoint or apply for the appointment of any person who is appropriately qualified as administrator of a Security Obligor; and/or

(c)

exercise all or any of the powers conferred on mortgagees by the Act (as amended or extended by this Deed) and/or all or any of the powers which are conferred by this Deed on a Receiver, in each case without first appointing a Receiver or notwithstanding the appointment of any Receiver; and/or

(d)

exercise (in the name of the relevant Security Obligor and without any further consent or authority of the relevant Security Obligor) any voting rights and any powers or rights which may be exercised by the person(s) in whose name the Charged Investments are registered, or who is the holder of any of them.

15.3	Redemption of prior mortgages

At any time after the Security has become enforceable, FGI may:

(a)	redeem any prior Security Interest against any Security Asset; and/or

(b)	procure the transfer of that Security Interest to itself; and/or

(c)	settle and pass the accounts of the holder of any prior Security Interest and any accounts so settled and passed shall be conclusive and binding on the relevant Security Obligor.

All principal, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the relevant Security Obligor to FGI on demand.

15.4	Privileges

Each Receiver and FGI is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that section 103 of the Act does not apply.

15.5	No liability

(a)

Neither FGI nor any Receiver shall be liable (i) in respect of all or any part of the Security Assets or (ii) for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, its or his respective powers (unless such loss or damage is caused by its or his gross negligence or wilful misconduct).

(b)

Without prejudice to the generality of clause 15.5(a), neither FGI nor any Receiver shall be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

15.6	Protection of third parties

No person (including a purchaser) dealing with FGI or any Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Obligations have become payable; or

(b)	whether any power which FGI or the Receiver is purporting to exercise has become exercisable; or

(c)	whether any money remains due under any Finance Document; or

(d)	how any money paid to FGI or to the Receiver is to be applied.

16.	RECEIVER

16.1	Removal and replacement

FGI may from time to time remove any Receiver appointed by it (subject, in the case of an administrative receivership, to section 45 of the Insolvency Act 1986) and, whenever it may deem appropriate, may appoint a new Receiver in the place of any Receiver whose appointment has terminated.

16.2	Multiple Receivers

If at any time there is more than one Receiver of all or any part of the Security Assets and/or the income of the Security Assets, each Receiver shall have power to act individually (unless otherwise stated in the appointment document).

16.3	Remuneration

Any Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and FGI (or, failing such agreement, to be fixed by FGI).

16.4	Payment by Receiver

Only monies actually paid by a Receiver to FGI in relation to the Secured Obligations shall be capable of being applied by FGI in discharge of the Secured Obligations.

16.5	Agent of Security Obligors

Any Receiver shall be the agent of those Security Obligors in respect of which it is appointed. The relevant Security Obligor shall (subject to the Companies Act 2006 and the Insolvency Act 1986) be solely responsible for his acts and defaults and for the payment of his remuneration. FGI shall incur no liability (either to the Security Obligor or to any other person) by reason of the appointment of a Receiver or for any other reason.

17.	POWERS OF RECEIVER

17.1	General powers

Any Receiver shall have:

(a)	all the powers which are conferred by the Act on mortgagees in possession and receivers appointed under the Act;

(b)	(whether or not he is an administrative receiver) all the powers which are listed in schedule 1 of the Insolvency Act 1986; and

(c)	all powers which are conferred by any other law conferring power on receivers.

17.2	Additional powers

In addition to the powers referred to in clause 17.1 (General powers), a Receiver shall have the following powers:

(a)	to take possession of, collect and get in all or any part of the Security Assets and/or income in respect of which he was appointed;

(b)	to manage the Security Assets and the business of the relevant Security Obligor as he thinks fit;

(c)

to redeem any security and to borrow or raise any money and secure the payment of any money in priority to the Secured Obligations for the purpose of the exercise of his powers and/or defraying any costs or liabilities incurred by him in such exercise;

(d)	to sell or concur in selling, leasing or otherwise disposing of all or any part of the Security Assets in respect of which he was appointed without the need to observe the restrictions imposed by section 103 of the Act. Fixtures may be severed and sold separately from the Real Property containing them, without the consent of the relevant Security Obligor. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration (and the amount of such consideration may be dependent upon profit or turnover or be determined by a third party). Any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit;

(e)

to alter, improve, develop, complete, construct, modify, refurbish or repair any building or land and to complete or undertake or concur in the completion or undertaking (with or without modification) of any project in which the relevant Security Obligor was concerned or interested before his appointment (being a project for the alteration, improvement, development, completion, construction, modification, refurbishment or repair of any building or land);

(f)

to carry out any sale, lease or other disposal of all or any part of the Security Assets by conveying, transferring, assigning or leasing the same in the name of the relevant Security Obligor and, for that purpose, to enter into covenants and other contractual obligations in the name of, and so as to bind, the relevant Security Obligor;

(g)

to take any such proceedings (in the name of the relevant Security Obligor or otherwise) as he shall think fit in respect of the Security Assets and/or income in respect of which he was appointed (including proceedings for recovery of rent or other monies in arrears at the date of his appointment);

(h)	to enter into or make any such agreement, arrangement or compromise as he shall think fit;

(i)	to insure, and to renew any insurances in respect of, the Security Assets as he shall think fit (or as FGI shall direct);

(j)

to appoint and employ such managers, officers and workmen and engage such professional advisers as he shall think fit (including, without prejudice to the generality of the foregoing power, to employ his partners and firm);

(k)	to form one or more Subsidiaries of the relevant Security Obligor, and to transfer to any such Subsidiary all or any part of the Security Assets;

(l)	to operate any rent review clause in respect of any Real Property in respect of which he was appointed (or any part thereof) and to apply for any new or extended lease; and

(m)	to:

(i)	give valid receipts for all monies and to do all such other things as may seem to him to be incidental or conducive to any other power vested in him or necessary or desirable for the realisation of any Security Asset;

(ii)	exercise in relation to each Security Asset all such powers and rights as he would be capable of exercising if he were the absolute beneficial owner of the Security Assets; and

(iii)	use the name of the relevant Security Obligor for any of the above purposes.

18.	APPLICATION OF PROCEEDS

18.1	Application

All monies received by FGI or any Receiver after the Security has become enforceable shall (subject to the rights and claims of any person having a security ranking in priority to the Security) be applied in the following order:

(a)

first, in satisfaction of, or provision for, all costs, charges and expenses incurred, and payments made by FGI or any Receiver and of all remuneration due to the Receiver in connection with this Deed or the Security Assets;

(b)	secondly, in or towards satisfaction of the remaining Secured Obligations; and

(c)	thirdly, in payment of any surplus to the relevant Security Obligor or other person entitled to it.

18.2	Contingencies

If the Security is enforced at a time when no amounts are due under the Finance Documents (but at a time when amounts may become so due), FGI or a Receiver may pay the proceeds of any recoveries effected by it into a blocked suspense account.

19.	SET-OFF

19.1	Set-off

(a)

FGI may (but shall not be obliged to) set off any obligation (contingent or otherwise under the Finance Documents or which has been assigned to FGI) against any obligation (whether or not matured) owed by FGI to any Security Obligor, regardless of the place of payment, booking branch or currency of either obligation.

(a)	If the obligations are in different currencies, FGI may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	If either obligation is unliquidated or unascertained, FGI may set off in an amount estimated by it in good faith to be the amount of that obligation.

19.2	Time deposits

Without prejudice to clause 19.1 (Set-off) if any time deposit matures on any account which a Security Obligor has with FGI at a time when:

(a)	this Security has become enforceable; and

(b)	no Secured Obligation is due and payable,

such time deposit shall automatically be renewed for such further maturity as FGI in its absolute discretion considers appropriate unless FGI otherwise agrees in writing.

20.	DELEGATION

Each of FGI and any Receiver may delegate, by power of attorney (or in any other manner) to any person, any right, power or discretion exercisable by it under this Deed upon any terms (including power to sub-delegate) which it may think fit. Neither FGI nor any Receiver shall be in any way liable or responsible to the Security Obligors for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

21.	FURTHER ASSURANCES

21.1	Further action

Each Security Obligor shall, at its own expense, promptly take whatever action FGI or a Receiver may require for:

(a)	creating, perfecting or protecting the Security Interests intended to be created by this Deed; and

(b)

facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable by FGI or any Receiver or any of its or his delegates or sub-delegates in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to FGI or to its nominees, the giving of any notice, order or direction and the making of any registration which in any such case FGI may think expedient.

21.2	Specific security

Without prejudice to the generality of clause 21.1 (Further action), each Security Obligor shall forthwith at the request of FGI execute a legal mortgage, charge, assignment, assignation or other security over any Security Asset which is subject to or intended to be subject to any fixed security created by this Deed in favour of FGI (including any arising or intended to arise pursuant to clause 7 (Conversion of floating charge)) in such form as FGI may require.

22.	POWER OF ATTORNEY

Each Security Obligor, by way of security, irrevocably and severally appoints FGI, each Receiver and any of its or his delegates or sub-delegates to be its attorney to take any action which that Security Obligor is obliged to take under this Deed, including under clause 21 (Further assurances). Each Security Obligor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this clause.

23.	PAYMENTS

23.1	Payments

Subject to clause 23.2 (Gross-up), all payments to be made by a Security Obligor in respect of this Deed shall be made:

(a)	in immediately available funds to the credit of such account as FGI may designate; and

(b)	without (and free and clear of, and without any deduction for or on account of):

(i)	any set-off or counterclaim; or

(ii)	except to the extent compelled by law, any deduction or withholding for or on account of Tax.

23.2	Gross-up

If a Security Obligor is compelled by law to make any deduction or withholding from any sum payable under this Deed to FGI, the sum so payable by a Security Obligor shall be increased so as to result in the receipt by FGI of a net amount equal to the full amount expressed to be payable under this Deed.

23.3	Master Facilities Agreement

Without prejudice to each Security Obligor’s obligations in accordance with this Deed, FGI may at any time discharge a Security Obligor’s obligation to make payment of any sums due by it to FGI by debiting such sum to any account held by FGI in relation to the Client.

24.	STAMP DUTY

Each Security Obligor shall:

(a)

pay all present and future stamp, registration and similar Taxes or charges which may be payable, or determined to be payable, in connection with the execution, delivery, performance or enforcement of this Deed or any judgment given in connection therewith; and

(b)	indemnify FGI and any Receiver on demand against any and all costs, losses or liabilities (including, without limitation, penalties) with respect to, or resulting from, its delay or omission to pay any such stamp, registration and similar Taxes or charges.

25.	COSTS AND EXPENSES

25.1	Transaction and amendment expenses

Each Security Obligor shall promptly on demand pay to FGI the amount of all reasonable costs, charges and expenses (including, without limitation, reasonable legal fees, valuation, accountancy and consultancy fees (and any VAT or similar Tax thereon)) incurred by FGI in connection with:

(a)	the negotiation, preparation, printing, execution, registration, perfection and completion of this Deed, the Security or any document referred to in this Deed; or

(b)	any actual or proposed amendment or extension of, or any waiver or consent under, this Deed.

25.2	Enforcement and preservation costs

Each Security Obligor shall promptly on demand pay to FGI and any Receiver the amount of all costs, charges and expenses (including (without limitation) legal fees (and any VAT or similar Tax thereon)) incurred by any of them in connection with the enforcement, exercise or preservation (or the attempted enforcement, exercise or preservation) of any of their respective rights under this Deed or any document referred to in this Deed or the Security (including all remuneration of the Receiver).

26.	CURRENCIES

26.1	Conversion

All monies received or held by FGI or any Receiver under this Deed may be converted from their existing currency into such other currency as FGI or the Receiver considers necessary or desirable to cover the obligations and liabilities comprised in the Secured Obligations in that other currency at the Spot Rate of Exchange. Each Security Obligor shall indemnify FGI against all costs, charges and expenses incurred in relation to such conversion. Neither FGI nor any Receiver shall have any liability to a Security Obligor in respect of any loss resulting from any fluctuation in exchange rates after any such conversion.

26.2	Currency indemnity

No payment to FGI (whether under any judgment or court order or in the liquidation, administration or dissolution of any Security Obligor or otherwise) shall discharge the obligation or liability of a Security Obligor in respect of which it was made, unless and until FGI shall have received payment in full in the currency in which the obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, FGI shall have a further separate cause of action against the relevant

Security Obligor and shall be entitled to enforce the Security to recover the amount of the shortfall.

27.	INDEMNITY

Each Security Obligor shall indemnify FGI, any Receiver and any attorney, agent or other person appointed by FGI under this Deed and FGI’s officers and employees (each an “Indemnified Party”) on demand against any cost, loss, liability or expense (however arising) incurred by any Indemnified Party as a result of or in connection with:

(a)	anything done or omitted in the exercise or purported exercise of the powers contained in this Deed;

(b)	the Security Assets or the use or occupation of them by any person; or

(c)	any breach by a Security Obligor of any of its obligations under this Deed.

28.	MISCELLANEOUS

28.1	Appropriation and suspense account

(a)

FGI may apply all payments received in respect of the Secured Obligations in reduction of any part of the Secured Obligations as it thinks fit. Any such appropriation shall override any appropriation by any Security Obligor.

(b)

All monies received, recovered or realised by FGI under, or in connection with, this Deed may at the discretion of FGI be credited to a separate interest bearing suspense account for so long as FGI determines (with interest accruing thereon at such rate, if any, as FGI may determine for the account of the relevant Security Obligor) without FGI having any obligation to apply such monies and interest or any part thereof in or towards the discharge of any of the Secured Obligations.

28.2	New accounts

If FGI receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent Security Interest affecting any Security Asset and/or the proceeds of sale of any Security Asset ceases to continue in force, it may open a new account or accounts for the relevant Security Obligor. If it does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received such notice. As from that time all payments made to FGI will be credited or be treated as having been credited to the new account and will not operate to reduce any amount of the Secured Obligations.

28.3	Changes to the Parties

(a)	No Security Obligor may assign any of its rights under this Deed.

(b)

FGI may assign or transfer all or any part of its rights under this Deed. Each Security Obligor shall, immediately upon being requested to do so by FGI, enter into such documents as may be necessary or desirable to effect such assignment or transfer.

28.4	Memorandum and articles

Each Security Obligor certifies that the Security does not contravene any of the provisions of the memorandum or articles of association of that Security Obligor.

28.5	Amendments and waivers

Any provision of this Deed may be amended only if FGI and each Security Obligor so agree in writing and any breach of this Deed may be waived before or after it occurs only if FGI so agrees in writing. A waiver given or consent granted by FGI under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

28.6	Calculations and certificates

A certificate of FGI specifying the amount of any Secured Obligation due from a Security Obligor (including details of any relevant calculation thereof) shall be prima facie evidence of such amount against the Security Obligor in the absence of manifest error.

28.7	Waiver, rights and remedies

No failure to exercise, nor any delay in exercising, on the part of FGI, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided are cumulative and not exclusive of any rights or remedies provided by law.

29.	RIGHT OF APPROPRIATION

To the extent that the Security created by this Deed constitutes a “security financial collateral arrangement” and the Security Assets constitute “financial collateral” for the purpose of the Financial Collateral Arrangements (No 2) Regulations 2003 (the “Regulations”), FGI shall have the right, on giving prior notice to the relevant Security Obligor, at any time after the Security becomes enforceable, to appropriate all or any part of those Security Assets in or towards discharge of the Secured Obligations. The parties agree that the value of the appropriated Security Assets shall be, in the case of cash, the amount of cash appropriated and, in the case of Securities, determined by FGI by reference to any publicly available market price in the absence of which by such other means as FGI (acting reasonably) may select including, without limitation, an independent valuation. For the purpose of Regulation 18(1) of the Regulations, each Security Obligor agrees that any such determination by FGI will constitute a valuation “in a commercially reasonable manner”.

30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address, fax number or department or officer as one Party may notify to the other Party by not less than five Business Days notice.

30.3	Delivery

(a)	Subject to clause 30.3(b) below, any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax or electronic means, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days following the day on which it was despatched by first class mail postage prepaid,

and, if a particular department or officer is specified with the execution of any Party below, if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to FGI will be effective only when actually received by FGI and then only if it is expressly marked for the attention of the department or officer identified with the execution of FGI below (or any substitute department or officer as FGI shall specify for this purpose).

30.4	English language

Any notice given under or in connection with any Finance Document must be in English.

30.5	Electronic communications

(a)

Save where stated to the contrary, any communication to be made between FGI and a Security Obligor under or in connection with this Deed may be made by electronic mail or other electronic means, and FGI and the Security Obligors agree:

(i)	that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	to notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	to notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between FGI and a Security Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Security Obligor to FGI only if it is addressed in such a manner as FGI shall specify for this purpose.

31.	PARTIAL INVALIDITY

All the provisions of this Deed are severable and distinct from one another and if at any time any provision is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of any of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	RELEASE

Upon the expiry of the Security Period (but not otherwise) FGI shall, at the request and cost of the Security Obligors, take whatever action is necessary to release or re-assign (without recourse or warranty) the Security Assets from the Security.

33.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures (and seals, if any) on the counterparts were on a single copy of this Deed.

34.	GOVERNING LAW

This Deed is governed by English law.

35.	JURISDICTION OF ENGLISH COURTS

35.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

35.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

35.3

This clause 35 is for the benefit of FGI only. As a result, FGI shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, FGI may take concurrent proceedings in any number of jurisdictions.

IN WITNESS of which this Deed has been duly executed by each Security Obligor as a deed and duly executed by FGI and has been delivered on the first date specified on page 1 of this Deed.

SCHEDULE 1

Security Obligors

Company name	Company number	Registered Office
Mad Catz Europe Limited	04017563	c/o Needle Partners Limited Grove House Mansion Gate Drive Leeds England LS7 4DN
Mad Catz GmbH	HRB 104004	Landsbergerstraße 400,81241 München
Mad Catz SAS	317 371 136 R.C.S. NANTERRE	13 Rue Camille Desmoulins 92441 Issy Les Moulineaux Cedex

SCHEDULE 2

Guarantee

1	CONTINUING GUARANTEE

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each member of the Group under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

2	REINSTATEMENT

If any payment by a Security Obligor, or any discharge given by FGI (whether in respect of the obligations of any Security Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Security Obligor under this Deed shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	FGI shall be entitled to recover the value or amount of that security or payment from each Security Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

3	WAIVER OF DEFENCES

The obligations of each Security Obligor under this Deed will not be affected by an act, omission, matter or thing which, but for this Deed, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or to FGI) including:

(a)	any time, waiver or consent granted to, or composition with, the Client, any Security Obligor or other person;

(b)	the release of the Client or any Security Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Client, any Security Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Security Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise), restatement or replacement (in each case, however fundamental and of any nature whatsoever including, without limitation, which results in any increase in any amount due or owing under any Finance Document or in the rate of interest or any other sum payable under any Finance Document) of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency, administration or similar proceedings.

4	IMMEDIATE RECOURSE

Each Security Obligor waives any right it may have of first requiring FGI to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Security Obligor under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

5	APPROPRIATIONS

Without prejudice to the provisions of clause 2 (Guarantee and indemnity), until all amounts which may be or become payable during the Security Period by the Security Obligors under or in connection with the Finance Documents have been irrevocably paid in full, FGI may (without prejudice to its rights and obligations under any other Finance Document):

(a)

refrain from applying or enforcing any other monies, security or rights held or received by FGI in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Security Obligor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from any Security Obligor or on account of any Security Obligor’s liability under this Deed,

provided that, for so long as there is no breach of any Finance Document, FGI shall refrain from exercising the rights and powers set out in this paragraph 5.

6	DEFERRAL OF GUARANTORS’ RIGHTS

Until all amounts which may be or become payable during the Security Period by the Security Obligors under, or in connection with, the Finance Documents have been irrevocably paid in full and unless FGI otherwise directs, no Security Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by the Client or a Security Obligor;

(b)

to claim any contribution from the Client, a Security Obligor or any other guarantor or any of its assets in respect of any of the Client’s or a Security Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of FGI under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by FGI;

(d)	to bring any legal or other proceedings for an order requiring the Client or a Security Obligor to make any payment, or perform any obligation, in respect of which any Security Obligor has given a guarantee, undertaking or indemnity under this Deed;

(e)	to exercise any right of set-off against the Client or any Security Obligor; and/or

(f)	to claim or prove as a creditor in the Client or any Security Obligor in competition with FGI.

7	ADDITIONAL SECURITY

This guarantee is in addition to, and is not in any way prejudiced by, any other guarantee or security at the date of this guarantee or subsequently held by FGI.

SCHEDULE 3

DETAILS OF SECURITY ASSETS

Part 1 - Specified Real Property

None at the date of this deed

Part 2 - Specified P&M

None at the date of this deed

Part 3 - Charged Securities

None at the date of this deed

Part 4 - Intellectual Property

None at the date of this deed

Part 5 - Inventory Insurances

None at the date of this deed

Part 6 - P&M Insurances

None at the date of this deed

Part 7 - Real Property Insurances

None at the date of this deed

EXECUTION PAGE

FGI

Executed as a deed, but not delivered until the first date specified on page 1, by FAUNUS GROUP INTERNATIONAL, INC. acting by:	) ) ) ) )

President	/s/ [ILLEGIBLE]

Vice President	/s/ [ILLEGIBLE]

Address:	80 Broad Street, 22nd Floor, New York, NY 10004, United States of America

Facsimile No:	+1-212-248-3404

Attention:	Guy Joseph Albertelli

SECURITY OBLIGORS

Signed as a deed, but not delivered until the first date specified on page 1, by MAD CATZ EUROPE LIMITED acting by a director in the presence of:	/s/ Darren Richardson Director

Signature	:/s/ Darren Richardson
Name	: Darren Richardson
Occupation	: Director
Address	: 1-2 Shenley Pavilions Chalkdell Drive Shenley Wood, Milton Keynes U.K.

Signed as a deed, but not delivered until the first date specified on page 1, by MAD CATZ GMBH acting by a director in the presence of:	/s/ Darren Ricahrdson Director

Signature	:/s/ Darren Richardson
Name	: Darren Richardson
Occupation	: Director
Address	: Lands Bergerstrasse 400 91241 Munchen, Germany

Signed as a deed, but not delivered until the first date specified on page 1, by MAD CATZ SAS acting by a director in the presence of:	/s/ Darren Richardson Director

Signature	:/s/ Darren Richardson
Name	: Darren Richardson
Occupation	: Director
Address	: 13 rue Camille Desmoulins, 92441 Issy les Moulineaux France